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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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
Contact:  Gretchen Sorensen        Don Bowler               David Hagan
          VP Corporate Affairs     VP Investor Relations    CEO, firstsource corp
          (206) 373-9082           (206) 373-9506           (714) 445-6288
          gsorensen@onvia.com      dbowler@onvia.com        dhagan@firstsource.com
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               Onvia Moves Product Offering to firstsource corp
                    through Strategic Partnership Agreement

                   Onvia continues move toward profitability

SEATTLE, WA and SANTA ANA, CA, -- Monday, December 19, 2000 -- Onvia.com, Inc. (Nasdaq: ONVI), the leading small business exchange and firstsource corp, the leading provider of e-procurement solutions today announced a definitive partnership and investment agreement whereby firstsource will provide Onvia's computer hardware, software, and office products offering. The agreement will allow Onvia to further accelerate its financial performance by significantly reducing operating expenses and focusing its resources on its online exchange services.

Under the terms of the agreement, Onvia will invest $2 million in firstsource, which will manage, operate and be responsible for all aspects of Onvia's products business under a private label that maintains the Onvia name and service levels. The move will benefit Onvia's customers, as the firstsource agreement will immediately expand the product inventory six fold, to more than 240,000 products. Onvia will no longer report gross revenues for products sold through PurchaseNow but will receive a commission on customer purchases through a revenue-sharing arrangement.

"This action will enable us to focus on acquiring and converting customers to our more profitable business-to-business and business-to-government exchange," stated Glenn Ballman, Onvia's chairman and chief executive officer.

Dave Hagan, the chief executive officer of firstsource corp, said; "We're excited about the opportunity to partner with Onvia, the leading small business-to-business exchange, and this partnership will quickly give us the ability to gain economy of scale for our business."

The agreement means Onvia will record an estimated $4 million charge in the fourth quarter and the company's operating expenses will decrease by approximately $10 million in the first quarter of 2001 compared to third quarter 2000. This will be accomplished through reductions in staffing of approximately 180 employees over the next 90 days and reductions in marketing expenditures. Employees whose jobs are eliminated will be offered severance packages and outplacement services.

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Page 1-3 - Onvia Outsources Purchase Now to firstsource
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"While it's unfortunate that we will be reducing our staffing levels, this partnership with firstsource allows us to dramatically reduce our cash burn rate while continuing to enhance the offering we provide to small businesses in the exchange," said Mike Pickett, president and chief operating officer of Onvia. "We are well positioned to reach profitability with our available cash resources."

Onvia also announced that Mark Calvert, chief financial officer is resigning, effective December 31, 2000. Mike Jacobsen, Onvia's vice president of finance has been promoted to acting chief financial officer.

About Onvia

Onvia.com, Inc. (Nasdaq: ONVI), is the leading exchange helping small businesses succeed. Onvia is the way to find new customers in the new economy. The company is valued as a small business matchmaker, helping hundreds of thousands of small businesses generate additional revenue and find what they need through online exchange. Through Onvia's website, small businesses sell services and products to other businesses and government agencies. For more information, contact Onvia.com, Inc: 1260 Mercer St, Seattle, WA, 98109. Tel: 206/282-5170, fax:
206/373-8961, or visit www.onvia.com (http://www.onvia.com).

About firstsource corp

firstsource corp is a leading B2B e-commerce provider of innovative business procurement solutions for small and medium-sized companies and Internet resellers. Customers of firstsource corp's three product offerings, inpowr, firstsource connect and firstsource community, utilize its proprietary end-to-end sourcing/purchasing/fulfillment online management system, the inpowr FSP platform, to connect directly with multiple distributors of business products. The inpowr FSP platform can be licensed in whole or in part to companies who desire to build online e-businesses, and firstsource connect creates customized Web-based purchasing centers for companies seeking to reduce procurement costs, streamline internal requisition processes and improve service delivery. With over 1.2 million products to choose from, businesses can search, compare, price, and purchase business products and services 24 hours a day, seven days a week.

Onvia to WEBCAST Acquisition Announcement

Onvia will broadcast its conference call in conjunction with the announcement of this partnership over the Internet at 9:00 a.m. PST, on Tuesday, December 19,2000. Glenn Ballman, chairman and chief executive officer, Mike Pickett, president and chief operating officer will lead the call. Please visit the "Investor Relations" section at www.corporate.onvia.com and click on the microphone icon to register, test connections and obtain any necessary software. Participants may submit questions prior to the broadcast by e-mailing investorUSA@onvia.com.

For those unable to participate during the live Webcast, the call will be archived on the Web site for future reference.

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Page 3-3 - Onvia Outsources Purchase Now to firstsource

     This release contains, in addition to historical information, forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs, and involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the future financial results of Onvia and firstsource, new markets and product and service offerings, and timing and benefits of the outsourcing agreement.

     The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: firstsource's failure to leverage the Onvia brand in retaining and attracting customers or firstsource's failure to attract sufficient investment capital as required pursuant to the partnership agreement; Onvia's failure to realize all the intended cost-saving benefits of the reduced headcount and marketing expenditures; Onvia's inability to retain and/or motivate remaining personnel, including key executives and technical personnel; Onvia's failure to launch a government bid-matching and web hosting service; Onvia's inability to obtain the approval or acquiescence by third parties of the outsourcing agreement and their dissatisfaction with firstsource's performance under the outsourcing agreement; Onvia's failure to take advantage of growth in its target markets, such as the provision of high margin services and aggregating small business buyers and sellers; the difficulty the market may have in valuing Onvia's evolving business model; Onvia's failure to realize the anticipated benefits of the outsourcing agreement; and Onvia's failure to further identify, develop, and achieve commercial success for new products and services.

     For a detailed discussion of these and other cautionary statements, please refer to Onvia's filings with the Securities and Exchange Commission at http://www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Onvia undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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